Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 26, 2026, with respect to the consolidated financial statements and financial highlights of HL SCOPE RIC LLC, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
April 29, 2026